UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 23, 2016

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends the company’s Form 8-K filed September 8, 2016. The company is filing this Amendment No. 1 for the purpose of updating information that was not known at the time of the original required Form 8-K filing.

Item 5.02(b)        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, SmartFinancial, Inc. (the “Company”) announced that its Executive Vice President and Chief Operating Officer, John H. Coxwell, Sr., will be concluding his duties with the Company and its wholly-owned subsidiary, SmartBank (the “Bank”). Mr. Coxwell’s last day as an officer was previously reported to be December 5, 2016, which marks the end of the two-year term set forth in his current employment agreement. However, that date has been accelerated due to health reasons. While the Company will continue to perform its obligations under the employment agreement until December 5, 2016, as planned, Mr. Coxwell’s final day as an officer of the Company will be effective September 29, 2016. For the time period beginning September 29, 2016, and until his employment agreement expires, Mr. Coxwell will continue as an employee of the Bank and will be available to assist the Bank and the Company, as needed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 29, 2016
_/s/_William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer